Exhibit 99.1

Mercantile Bankshares Reports Third Quarter Results

    BALTIMORE, Oct. 19 /PRNewswire-FirstCall/ -- Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (Bankshares) (Nasdaq: MRBK), today reported that net income for the quarter ended September 30, 2004 was $56.8 million, a 20% increase over net income of $47.2 million for the same period in 2003 and a slight increase over the $56.3 million reported for the second quarter of 2004. The results of operations for F&M Bancorp ("F&M"), which has been integrated into a number of Bankshares' affiliates, are included from the merger date, August 12, 2003, forward. On the date of purchase, F&M had total loans of $1.4 billion, total earning assets of $2.0 billion, and total deposits of $1.7 billion.
    For the quarter ended September 30, 2004, diluted net income per share was $.71, an increase of 13% over the $.63 reported for the third quarter last year. Adjusted weighted average shares outstanding increased from 74.8 million for the quarter ended September 30, 2003 to 79.6 million for the quarter ended September 30, 2004.
    For the nine months ended September 30, 2004, net income was $168.8 million, an increase of 15% over the $146.2 million reported for the nine months ended September 30, 2003. Diluted net income per share for 2004 was $2.11, a 3% increase over the $2.05 for the nine months ended September 30, 2003. Adjusted weighted average shares outstanding increased from 71.2 million for the nine months ended September 30, 2003 to 79.9 million for the same period of 2004.
    Bankshares also reports cash operating earnings, defined as "GAAP" (Generally Accepted Accounting Principles) earnings excluding the amortization of intangible assets associated with purchase accounting for business combinations, securities gains and losses, and other significant gains, losses or expenses (such as those associated with integrating the operations of acquired entities' into Bankshares) unrelated to Bankshares' core operations. Cash operating earnings totaled $59.2 million for the third quarter of 2004, an increase of 19% over the $49.9 million for the same period in 2003 and a 3% increase over the $57.3 million for the second quarter of 2004. Diluted cash operating earnings per share for the third quarter were $.74, an increase of 10% over the $.67 earned in the third quarter of 2003. Diluted cash operating earnings per share were $.72 for the second quarter of 2004. A reconciliation of GAAP basis net income to cash operating earnings can be found at the end of this release.
    For the nine months ended September 30, 2004, cash operating earnings were $173.3 million, an increase of 19% over $145.7 million for the same period in 2003. Diluted cash operating earnings per share for the first nine months of 2004 were $2.17 compared with $2.05 for the same period in 2003.
    Mr. Kelly stated: "This was another solid quarter for Mercantile. We have been positioned for some time to benefit from a stronger economy and higher rates. There are signs of more sustained loan growth and short-term interest rates have increased. We did incur increased expenses. Those related to the consolidation of some of our affiliates have generated not only a stronger affiliate network, but also greater efficiency going forward. We expect certain other expenses to decline."
    Net interest income for the quarter ended September 30, 2004 increased 14% to $138.7 million from $122.2 million for the third quarter of last year. Contributing to the increase was 10% growth in average earning assets and an increase in the net interest margin from 4.19% to 4.32%. On a linked-quarter basis net interest income was up 4% from $133.1 million and the net interest margin increased 8 basis points from 4.24%. Income from the hedge fund investments was $341 thousand compared to a $709 thousand loss in the second quarter of 2004 and income of $1.4 million during the third quarter of 2003. During this quarter, the positive effects of the Federal Reserve's actions to increase short-term interest rates were partially offset by a decline in intermediate and long-term interest rates. The increases in short-term interest rates primarily benefited the commercial and construction loan portfolios. The yield on the commercial loan portfolio increased 19 basis points to 5.32% compared to 5.13%, while the yield on the construction loan portfolio increased 28 basis points to 5.49% from 5.21% in the second quarter of 2004. The asset categories with yields most negatively affected by the decline in intermediate and longer-term rates were residential real estate, consumer loans and the U.S. treasury and government agency securities portfolios, the yields on which declined by 11 bps, 21 bps and 15 bps, respectively, from the second to the third quarter of 2004.
    Net interest income for the first nine months of 2004 increased to $405.5 million or 17% over the $346.1 million for the first nine months of last year. The growth in net interest income was primarily attributable to a 24% or $1.9 billion growth in average loans largely due to the acquisition of F&M. The positive impact of asset growth on interest income was partially offset by a 6 basis point decline in the net interest margin from 4.37% to 4.31%. The decline in the net interest margin was attributable to the reduced benefit derived from the investment of noninterest-bearing funds. This benefit fell from 42 basis points in 2003 to 34 basis points in 2004.
    Average loans increased 18% to $9.8 billion for the quarter from $8.3 billion a year ago due principally to the acquisition of F&M. The linked-quarter growth in average and end-of-period loans was 2% and 3%, respectively. On a linked quarter basis, average and end-of-period loans grew in all categories except consumer, with commercial loans and lease receivables up 1% and 2%, respectively; commercial real estate up 3% and 4%, respectively; construction up 3% and 4%, respectively; residential real estate up 4% and 2%, respectively; and consumer up slightly on average but down 1% end-of-period. Total deposits averaged $10.5 billion for the third quarter of 2004, up 12% from the $9.4 billion average for the same period last year due principally to the acquisition of F&M. On a linked-quarter basis average total deposits were up 1% due principally to a 6% increase in noninterest-bearing deposits and a 2% increase in savings deposits. These increases were partially offset by declines in average money market and checking plus interest accounts. Time deposits, primarily consumer certificates of deposit, continued to decline.
On a linked quarter, end-of-period basis, noninterest-bearing deposits were up
4%.
    At September 30, 2004, nonperforming assets were $39.3 million or .39% of period-end loans and other real estate owned. The comparable nonperforming asset ratios were .41% and .57% at June 30, 2004, and September 30, 2003, respectively. The level of "monitored" loans, or loans with characteristics suggesting that they could be classified as nonperforming in the near future, was $24.8 million at September 30, 2004. Monitored loans were $23.9 million at June 30, 2004 and $30.5 million at September 30, 2003. Loans past due 30-89 days were $36.5 million at September 30, 2004 compared to $33.1 million at June 30, 2004 and $40.7 million at September 30, 2003.
    The allowance for loan losses was $161.4 million at September 30, 2004, representing 1.61% of total loans. The allowance for loan losses to total loans was 1.62% at June 30, 2004 and 1.73% at September 30, 2003. The decrease in the allowance for loan losses to total loans from the prior year was due to improving credit quality trends and strong loan growth. The allowance for loan losses as a percentage of nonperforming loans was 415.0% at September 30, 2004 compared to 397.2% at June 30, 2004. Net recoveries for the quarter ended September 30, 2004, were $0.6 million. Comparable figures for the quarters ended June 30, 2004 and September 30, 2003 were net charge-offs of $0.6 million and $2.7 million, respectively. This resulted in annualized ratios of net charge-offs to period-end loans of (0.02)%, 0.02% and 0.12%, respectively.
    Noninterest income, which includes investment and wealth management fees, service charges on deposit accounts, mortgage banking-related fees, securities gains and losses and other income, increased 16% to $53.4 million for the third quarter of 2004 from $45.9 million for the comparable period in 2003. Noninterest income for the third quarter of 2004 increased by 3% over the second quarter of 2004. Investment and wealth management (IWM) revenues were $22.4 million for the quarter ended September 30, 2004, an increase of 9% over the year-earlier period and a 2% decrease from the second quarter of 2004. Service charges on deposit accounts were $10.6 million for the third quarter of 2004, an increase of 10% over the $9.7 million for the third quarter of 2003 and of 3% over the $10.4 million for the second quarter of 2004.
Mortgage banking-related fees decreased 10% in the third quarter of 2004 from the third quarter of 2003 but increased by 34% from the second quarter of 2004. The decrease from the prior year was the result of a slowdown in refinancing activities, while the linked quarter increase was due to an increase in commercial mortgage banking origination fees. Other income was $17.3 million for the third quarter of 2004 compared to $12.6 million for the same period last year and $15.4 million for the second quarter of 2004. The year-over-year increase was due primarily to gains on sale of bank premises, higher insurance revenues and electronic banking fees.
    Noninterest income for the nine months ended September 30, 2004 increased to $154.8 million or 20% over the $129.2 million for the nine months ended September 30, 2003. This increase was due largely to a $9.9 million or 17% increase in investment and wealth management revenues and $8.3 million of additional insurance fee income as a result of the F&M acquisition. IWM revenues increased on a year-to-date basis over 2003 due to increases in the equity markets and to net new sales.
    Noninterest expenses, which include salaries, employee benefits, net occupancy expense of bank premises, furniture and equipment expenses, communications and supplies and other expenses, increased by 9% for the quarter ended September 30, 2004 to $99.2 million from $91.2 million for the third quarter of 2003. Noninterest expenses for the quarter ended June 30, 2004 were $93.4 million. Included in this quarter were charges related to the consolidation of eleven bank affiliates into four ("the Affiliate Bank Rationalization") amounting to $2.7 million. This includes severance costs amounting to $2.2 million, which are included in salaries expense. The second quarter of 2004 included a charge of $.4 million related to this initiative. Management expects to begin realizing some cost savings from this Affiliate Bank Rationalization in the fourth quarter of 2004 and expects salaries and benefits savings in 2005 to exceed $3 million. During the third quarter last year, Bankshares took a $2.4 million charge related to the F&M acquisition and a $3.6 million severance charge for personnel in the IWM Division. Management anticipates that it will take additional charges in the fourth quarter of 2004 of less than $1 million related to the Affiliate Bank Rationalization and approximately $2 million related to the IWM back office conversion. Also contributing to the increase in noninterest expenses as compared to the prior year and the second quarter of 2004 were higher professional fees. During the quarter Bankshares incurred $2.2 million in professional fees that consisted of costs incurred in connection with the investigation of a possible acquisition ($.9 million), legal costs related to investigatory and litigation matters that, in management's view, are not normal recurring expenses ($.9 million), and Sarbanes-Oxley compliance costs ($.7 million) related principally to Section 404. Comparable professional fee expenses in the second quarter 2004 related to the last two items were $.3 million.
Management remains focused on expense control and expects the level of legal expenses to decline in the fourth quarter as a substantial portion of future legal fees related to the litigation matter are expected to be reimbursable by our insurance carrier. The year-over-year noninterest expense growth was also impacted by F&M expenses, which were included for only part of the third quarter of 2003. On a linked quarter basis, in addition to the $2.2 million increase in salaries expense due to the Affiliate Bank Rationalization, salaries expense increased by $1.3 million due to higher accruals for incentive and commission-based compensation related to sales and performance management programs. The increases in the remaining expense categories were largely attributable to increases in business activity and price increases from suppliers.
    Noninterest expense for the nine months ended September 30, 2004 increased to $286.0 million or 20% over the $238.0 million for the nine months ended September 30, 2003. The increase in each category was largely attributable to the acquisition of F&M.
    The cash operating efficiency ratio, a key measure of expense management, was 48.96% for the third quarter of 2004 versus 51.14% for the comparable period in 2003 and 49.03% for the second quarter of 2004. Return on average assets for the third quarter of 2004 was 1.60%; return on average tangible equity was 17.63%; and the ratio of average tangible equity to average tangible assets was 9.67%. These ratios were 1.48%, 15.70% and 9.91%, respectively, for the third quarter of 2003, and 1.62%, 18.14% and 9.55%, respectively, for the second quarter of 2004. See footnotes (1), (2) and (3) for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.
    For the nine months ended September 30, 2004, return on average assets was 1.62%; return on average tangible equity was 17.94%; and the ratio of average tangible equity to average tangible assets was 9.65%. See footnotes (1), (2) and (3) for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.
    At September 30, 2004, total assets increased by 3% to $14.3 billion from $13.9 billion at September 30, 2003. Total loans exceeded $10 billion, representing an 11% increase from the $9.0 billion reported a year ago and an increase of 3% from the $9.8 billion outstanding at June 30, 2004. At September 30, 2004 total deposits were $10.7 billion up 4% over the $10.3 billion reported a year ago and up 1% from $10.6 billion at June 30, 2004. Shareholders' equity increased by 4% to $1.9 billion from a year earlier.

    Cautionary Statement
    This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). Bankshares' management uses these operating earnings measures in their analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude intangible assets and the amortization of intangible assets related to the consummation of mergers. These operating earnings measures may also exclude other significant gains, losses or expenses that are not considered components of core operations. Since these items and their impact on Bankshares' performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares' core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to operating earnings performance measures that may be presented by other companies.
    This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

    Earnings Conference Call
    Mercantile CEO Edward J. Kelly, III and CFO Terry Troupe will review third quarter 2004 earnings in a conference call and audio webcast on Tuesday, October 19, 2004 at 10:00 a.m. EDT.
    To participate in the call, please dial 1-888-889-5345 or internationally, 973-339-3086 ten minutes prior to the start of the call and ask to be connected to the Mercantile Bankshares conference call. A Webcast of the conference call will also be available on the Internet at Investor Relations, Shareholder News. http://www.mrbk.com/invest/share_news.html.
    The conference call will be available for replay until November 10, 2004 at http://www.mercantile.com, Investor Relations, Shareholder News. An audio replay is also available until November 10, 2004, by dialing 877-519-4471 and the access code/pin # is 4644353.
    Additional financial information is attached.


MERCANTILE BANKSHARES CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(In thousands, except per share data)

                                               For the Nine Months Ended
                                                    September 30,
                                                                     % Incr.
                                            2004          2003       (Decr.)
    OPERATING RESULTS
    Net interest income (1)                 $405,483      $346,081     17.2 %
    Net interest income - taxable
     equivalent (1)                          410,567       350,960     17.0
    Provision for loan losses                  7,221         9,072    (20.4)
    Net income                               168,795       146,169     15.5

    PER COMMON SHARE DATA
    Basic net income                           $2.13         $2.07      2.9 %
    Diluted net income                          2.11          2.05      2.9
    Dividends paid                              1.03           .96      7.3
    Book value at period end                   23.85         22.89      4.2
    Market value at period end                 47.96         40.00     19.9
    Market range:
      High                                     49.34         42.49     16.1
      Low                                      40.31         30.16     33.7

    AVERAGE BALANCE SHEET DATA
    Total loans                           $9,596,875    $7,738,388     24.0 %
    Total earning assets                  12,728,283    10,742,992     18.5
    Total assets                          13,885,558    11,401,031     21.8
    Total deposits                        10,324,876     8,595,421     20.1
    Shareholders' equity                   1,858,577     1,391,121     33.6

    STATISTICS AND RATIOS  (Net income
     annualized)
    Return on average assets                    1.62 %        1.71  %
    Return on average equity (2)               12.13         14.05
    Return on average tangible equity (2)      17.94         16.57
    Average equity to average assets (2)       13.38         12.20
    Average tangible equity to average
     tangible assets (2)                        9.65         10.66
    Net interest rate spread - taxable
     equivalent                                 3.97          3.95
    Net interest margin on earning assets
     - taxable equivalent                       4.31          4.37
    Efficiency ratio (1),(3)                   50.58         49.57
    Operating efficiency ratio (1),(3)         49.07         48.98
    Dividend payout ratio                      48.36         46.38

    Bank offices                                 229           236       (7)
    Employees                                  3,418         3,642     (224)

    CREDIT QUALITY DATA AT PERIOD END
    Net charge-offs / (recoveries)            $1,117        $5,124    (78.2)%
    Nonaccrual loans                          38,902        51,001    (23.7)
    Restructured loans                             -             -       -
    Total nonperforming loans                 38,902        51,001    (23.7)
    Other real estate owned, net                 388           397     (2.3)
    Total nonperforming assets                39,290        51,398    (23.6)

    CREDIT QUALITY RATIOS
    Provision for loan losses
     (annualized) as a percent of
     period-end loans                            .10 %         .13 %
    Net charge-offs / (recoveries) -
     annualized as a percent of
     period-end loans                            .01           .08
    Nonperforming loans as a
     percent of period-end loans                 .39           .57
    Allowance for loan losses
     as a percent of period-end loans           1.61          1.73
    Allowance for loan losses
     as a percent of nonperforming loans      414.99        305.39
    Other real estate owned as a percent
     of period-end loans and other real
     estate owned                                  -             -
    Nonperforming assets as a percent of
     period-end loans and other real
     estate owned                                .39           .57
    Nonperforming assets as a percent of
     total assets                                .27           .37


                                               For the Quarter Ended
                                                   September 30,
                                                                     % Incr.
                                           2004          2003        (Decr.)
    OPERATING RESULTS
    Net interest income (1)                $138,749      $122,232      13.5 %
    Net interest income - taxable
     equivalent (1)                         140,433       123,989      13.3
    Provision for loan losses                 2,442         3,005     (18.7)
    Net income                               56,785        47,173      20.4

    PER COMMON SHARE DATA
    Basic net income                           $.72          $.64      12.5 %
    Diluted net income                          .71           .63      12.7
    Dividends paid                              .35           .33       6.1
    Book value at period end
    Market value at period end
    Market range:
      High                                    49.34         42.49      16.1
      Low                                     44.18         38.91      13.5

    AVERAGE BALANCE SHEET DATA
    Total loans                          $9,825,793    $8,331,265      17.9 %
    Total earning assets                 12,935,612    11,750,966      10.1
    Total assets                         14,099,488    12,622,100      11.7
    Total deposits                       10,507,716     9,388,714      11.9
    Shareholders' equity                  1,877,844     1,550,937      21.1

    STATISTICS AND RATIOS  (Net income
     annualized)
    Return on average assets                   1.60 %        1.48  %
    Return on average equity (2)              12.03         12.07
    Return on average tangible equity
     (2)                                      17.63         15.70
    Average equity to average assets (2)      13.32         12.29
    Average tangible equity to average
     tangible assets (2)                       9.67          9.91
    Net interest rate spread - taxable
     equivalent                                3.96          3.81
    Net interest margin on earning
     assets - taxable equivalent               4.32          4.19
    Efficiency ratio (1),(3)                  51.20         53.67
    Operating efficiency ratio (1),(3)        48.96         51.14
    Dividend payout ratio                     48.61         51.56

    Bank offices
    Employees

    CREDIT QUALITY DATA AT PERIOD END
    Net charge-offs / (recoveries)            $(568)       $2,717    (120.9)%
    Nonaccrual loans
    Restructured loans
    Total nonperforming loans
    Other real estate owned, net
    Total nonperforming assets

    CREDIT QUALITY RATIOS
    Provision for loan losses
     (annualized)
     as a percent of period-end loans           .10 %         .13 %
    Net charge-offs / (recoveries) -
     annualized as a percent of
     period-end loans                          (.02)          .12
    Nonperforming loans as a
     percent of period-end loans
    Allowance for loan losses
     as a percent of period-end loans
    Allowance for loan losses
     as a percent of nonperforming loans
    Other real estate owned as a percent
     of period-end loans and other real
     estate owned
    Nonperforming assets as a percent of
     period-end loans and other real
     estate owned
    Nonperforming assets as a percent of
     total assets

    In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

    (1),(2),(3) See "RECONCILIATION OF NON-GAAP MEASURES" for additional information.


MERCANTILE BANKSHARES CORPORATION
STATEMENT OF CONSOLIDATED INCOME
(In thousands, except per share data)

                                              For the Nine Months Ended
                                                   September 30,
                                                          Increase/(Decrease)
                                          2004      2003     Amount     %
    INTEREST INCOME
    Interest and fees on loans           $399,223  $343,091  $56,132   16.4 %
    Interest and dividends
      on investment securities:
        Taxable interest income            79,614    81,107   (1,493)  (1.8)
        Tax-exempt interest income          2,500     1,747      753   43.1
        Dividends                             797       640      157   24.5
        Other investment income             3,772     4,390     (618) (14.1)
                                           86,683    87,884   (1,201)  (1.4)
    Other interest income                   1,283     3,331   (2,048) (61.5)
          Total interest income           487,189   434,306   52,883   12.2

    INTEREST EXPENSE
    Interest on deposits                   60,782    70,892  (10,110) (14.3)
    Interest on short-term borrowings       4,889     4,317      572   13.2
    Interest on long-term debt             16,035    13,016    3,019   23.2
          Total interest expense           81,706    88,225   (6,519)  (7.4)

    NET INTEREST INCOME                   405,483   346,081   59,402   17.2
    Provision for loan losses               7,221     9,072   (1,851) (20.4)

    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES             398,262   337,009   61,253   18.2

    NONINTEREST INCOME
    Investment and wealth management       67,315    57,450    9,865   17.2
    Service charges on deposit accounts    31,107    26,072    5,035   19.3
    Mortgage banking related fees           8,296     8,298       (2)     -
    Investment securities gains and
     (losses)                                 534     7,015   (6,481) (92.4)
    Other income                           47,537    30,358   17,179   56.6
          Total noninterest income        154,789   129,193   25,596   19.8

    NONINTEREST EXPENSES
    Salaries                              138,173   114,602   23,571   20.6
    Employee benefits                      33,998    28,891    5,107   17.7
    Net occupancy expense of bank
     premises                              18,007    13,451    4,556   33.9
    Furniture and equipment expenses       22,873    21,974      899    4.1
    Communications and supplies            12,610    10,506    2,104   20.0
    Other expenses                         60,309    48,595   11,714   24.1
          Total noninterest expenses      285,970   238,019   47,951   20.1

    Income before income taxes            267,081   228,183   38,898   17.0
    Applicable income taxes                98,286    82,014   16,272   19.8

    NET INCOME                           $168,795  $146,169  $22,626   15.5

    Weighted average shares outstanding    79,269    70,647    8,622   12.2

    Adjusted weighted average shares
     outstanding                           79,859    71,157    8,702   12.2

    NET INCOME PER COMMON SHARE:
      Basic                                 $2.13     $2.07     $.06    2.9
      Diluted                               $2.11     $2.05     $.06    2.9


                                                For the Quarter Ended
                                                   September 30,
                                                          Increase/(Decrease)
                                          2004      2003     Amount     %
    INTEREST INCOME
    Interest and fees on loans           $138,047  $120,137  $17,910   14.9 %
    Interest and dividends
      on investment securities:
        Taxable interest income            26,048    27,285   (1,237)  (4.5)
        Tax-exempt interest income            803       783       20    2.6
        Dividends                             236       212       24   11.3
        Other investment income               803     1,508     (705) (46.8)
                                           27,890    29,788   (1,898)  (6.4)
    Other interest income                     519     1,291     (772) (59.8)
          Total interest income           166,456   151,216   15,240   10.1

    INTEREST EXPENSE
    Interest on deposits                   20,142    22,313   (2,171)  (9.7)
    Interest on short-term borrowings       1,990     1,303      687   52.7
    Interest on long-term debt              5,575     5,368      207    3.9
          Total interest expense           27,707    28,984   (1,277)  (4.4)

    NET INTEREST INCOME                   138,749   122,232   16,517   13.5
    Provision for loan losses               2,442     3,005     (563) (18.7)

    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES             136,307   119,227   17,080   14.3

    NONINTEREST INCOME
    Investment and wealth management       22,396    20,577    1,819    8.8
    Service charges on deposit accounts    10,637     9,701      936    9.6
    Mortgage banking related fees           3,063     3,403     (340) (10.0)
    Investment securities gains and
     (losses)                                  (1)     (336)     335   99.7
    Other income                           17,259    12,558    4,701   37.4
          Total noninterest income         53,354    45,903    7,451   16.2

    NONINTEREST EXPENSES
    Salaries                               48,696    43,870    4,826   11.0
    Employee benefits                      10,557    10,144      413    4.1
    Net occupancy expense of bank
     premises                               6,128     5,136      992   19.3
    Furniture and equipment expenses        7,936     8,432     (496)  (5.9)
    Communications and supplies             4,111     3,889      222    5.7
    Other expenses                         21,789    19,718    2,071   10.5
          Total noninterest expenses       99,217    91,189    8,028    8.8

    Income before income taxes             90,444    73,941   16,503   22.3
    Applicable income taxes                33,659    26,768    6,891   25.7

    NET INCOME                            $56,785   $47,173   $9,612   20.4

    Weighted average shares outstanding    78,965    74,253    4,712    6.3

    Adjusted weighted average shares
     outstanding                           79,611    74,840    4,771    6.4

    NET INCOME PER COMMON SHARE:
      Basic                                  $.72      $.64     $.08   12.5
      Diluted                                $.71      $.63     $.08   12.7


MERCANTILE BANKSHARES CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

                                                September 30,
                                                          Increase/(Decrease)
                                   2004         2003       Amount        %
    ASSETS

    Cash and due from banks        $290,401     $375,627  $(85,226)   (22.7)%
    Interest-bearing deposits
     in other banks                     158       50,518   (50,360)   (99.7)
    Investment securities:
     Available-for-sale at fair
      value
      U.S. Treasury and
       government agencies        1,619,811    1,675,278   (55,467)    (3.3)
      Mortgage-backed
       securities                 1,203,931    1,240,215   (36,284)    (2.9)
      States and political
       subdivisions                  65,977       90,696   (24,719)   (27.3)
      Other investments             140,865      122,405    18,460     15.1
     Held-to-maturity
      States and political
       subdivisions - fair
       value of $23,000 (2004)
       and $36,030 (2003)            21,909       33,421   (11,512)   (34.4)
      Other investments - fair
       value of $27,750 (2004)
       and $22,636 (2003)            27,750       22,636     5,114     22.6
        Total investment
         securities               3,080,243    3,184,651  (104,408)    (3.3)

    Federal funds sold               24,500      350,825  (326,325)   (93.0)
    Loans held-for-sale              15,984       26,288   (10,304)   (39.2)

    Loans                        10,014,314    9,015,082   999,232     11.1
    Less: allowance for loan
     losses                        (161,441)    (155,754)    5,687      3.7
        Loans, net                9,852,873    8,859,328   993,545     11.2

    Bank premises and
     equipment, net                 140,411      137,100     3,311      2.4
    Other real estate owned,
     net                                388          397        (9)    (2.3)
    Goodwill, net                   509,751      510,406      (655)    (0.1)
    Other intangible assets,
     net                             50,391       57,359    (6,968)   (12.1)
    Other assets                    341,162      323,649    17,513      5.4
        Total assets            $14,306,262  $13,876,148  $430,114      3.1

    LIABILITIES

    Deposits:
     Noninterest-bearing
      deposits                   $3,167,398   $2,698,277  $469,121     17.4
     Interest-bearing deposits    7,554,685    7,597,565   (42,880)    (0.6)
        Total deposits           10,722,083   10,295,842   426,241      4.1
    Short-term borrowings           923,447      958,506   (35,059)    (3.7)
    Accrued expenses and other
     liabilities                    130,777      140,913   (10,136)    (7.2)
    Long-term debt                  642,510      658,565   (16,055)    (2.4)
        Total liabilities        12,418,817   12,053,826   364,991      3.0

    SHAREHOLDERS' EQUITY

    Preferred stock, no par
     value; authorized
     2,000,000 shares; issued
     and outstanding--None
    Common stock, $2 par value;
     authorized 130,000,000 shares  158,305      159,204      (899)    (0.6)
    Capital surplus                 525,011      544,818   (19,807)    (3.6)
    Retained earnings             1,198,039    1,085,979   112,060     10.3
    Accumulated other
     comprehensive income (loss)      6,090       32,321   (26,231)   (81.2)
        Total shareholders'
         equity                   1,887,445    1,822,322    65,123      3.6
         Total liabilities and
          shareholders' equity  $14,306,262  $13,876,148  $430,114      3.1

    Actual shares outstanding        79,152       79,602      (450)    (0.6)
    Book value per common share      $23.85       $22.89      $.96      4.2


MERCANTILE BANKSHARES CORPORATION
CONSOLIDATED AVERAGE BALANCE SHEETS
(In thousands)

                                           For the Nine Months Ended
                                                 September 30,

                                           2004                 2003
    Earning assets                     Average  Yield*/     Average  Yield*/
     Loans:                            Balance    Rate      Balance    Rate
      Commercial                      $2,704,142  5.20 %   $2,437,548  5.52 %
      Commercial real estate           2,867,631  5.89      2,190,016  6.22
      Construction                     1,120,125  5.29        888,451  5.48
      Residential real estate          1,429,248  5.92      1,124,637  6.59
      Consumer                         1,475,729  5.73      1,097,736  6.39
       Total loans                     9,596,875  5.60      7,738,388  5.99

     Federal funds sold, et al            64,391  2.66        262,648  1.67

     Securities:**
     Taxable securities
      U.S. Treasury securities and
       government agencies             1,557,396  3.74      1,765,230  4.33
      Mortgage-backed                  1,253,440  3.83        809,744  3.96
      Other investments                  158,361  3.87        105,663  6.44
     Tax-exempt securities
      States and political
       subdivisions                       97,662  5.66         53,886  7.17
       Total securities                3,066,859  3.85      2,734,523  4.36

     Interest-bearing deposits in
      other banks                            158  1.08          7,433   .94
        Total earning assets          12,728,283  5.17     10,742,992  5.47

     Cash and due from banks             293,399              255,251
     Bank premises and equipment,
      net                                141,641              111,010
     Other assets                        880,524              436,326
     Less: allowance for loan losses    (158,289)            (144,548)
        Total assets                 $13,885,558          $11,401,031

    Interest-bearing liabilities
     Deposits:
      Savings                         $1,418,775   .29     $1,109,563   .44
      Checking plus interest           1,276,945   .15      1,022,778   .20
      Money market                     1,570,271   .56      1,273,361   .76
      Time deposits $100,000 and
       over                            1,300,907  1.90      1,257,288  2.40
      Other time deposits              1,950,974  2.13      1,789,902  2.68
        Total interest-bearing
         deposits                      7,517,872  1.08      6,452,892  1.47

     Short-term borrowings               924,411   .71        832,631   .69
     Long-term debt                      646,281  3.31        472,859  3.68
        Total interest-bearing funds   9,088,564  1.20      7,758,382  1.52

     Noninterest-bearing deposits      2,807,004            2,142,529
     Other liabilities and accrued
      expenses                           131,413              108,999
        Total liabilities             12,026,981           10,009,910
     Shareholders' equity              1,858,577            1,391,121
        Total liabilities &
         shareholders' equity        $13,885,558          $11,401,031

     Net interest rate spread                     3.97 %               3.95 %
     Effect of noninterest-bearing
      funds                                        .34                  .42
     Net interest margin on earning
      assets                                      4.31 %               4.37 %


                                            For the Quarter Ended
                                                 September 30,

                                           2004                 2003
    Earning assets                     Average  Yield*/     Average  Yield*/
     Loans:                            Balance    Rate      Balance    Rate
      Commercial                      $2,752,242  5.32 %   $2,508,721  5.28 %
      Commercial real estate           2,961,468  5.92      2,391,892  6.02
      Construction                     1,142,921  5.49        969,251  5.34
      Residential real estate          1,490,763  5.80      1,205,020  6.28
      Consumer                         1,478,399  5.60      1,256,381  6.18
       Total loans                     9,825,793  5.64      8,331,265  5.78

     Federal funds sold, et al            50,035  4.13        413,675  1.19

     Securities:**
     Taxable securities
      U.S. Treasury securities and
       government agencies             1,571,102  3.59      1,629,544  4.19
      Mortgage-backed                  1,228,539  3.84      1,150,073  3.48
      Other investments                  169,264  2.45        120,093  5.70
     Tax-exempt securities
      States and political
       subdivisions                       90,721  5.82         84,944  6.05
       Total securities                3,059,626  3.70      2,984,654  4.03

     Interest-bearing deposits in
      other banks                            158  1.08         21,372   .85
        Total earning assets          12,935,612  5.17     11,750,966  5.16

     Cash and due from banks             296,203              295,289
     Bank premises and equipment,
      net                                141,536              124,275
     Other assets                        886,468              602,614
     Less: allowance for loan losses    (160,331)            (151,044)
        Total assets                 $14,099,488          $12,622,100

    Interest-bearing liabilities
     Deposits:
      Savings                         $1,457,432   .29     $1,218,813   .30
      Checking plus interest           1,291,808   .15      1,119,989   .16
      Money market                     1,556,212   .55      1,431,262   .61
      Time deposits $100,000 and
       over                            1,299,918  1.90      1,270,016  2.20
      Other time deposits              1,918,216  2.12      1,942,113  2.39
        Total interest-bearing
         deposits                      7,523,586  1.07      6,982,193  1.27

     Short-term borrowings               942,789   .84        944,979   .55
     Long-term debt                      641,264  3.46        611,801  3.48
        Total interest-bearing funds   9,107,639  1.21      8,538,973  1.35

     Noninterest-bearing deposits      2,984,130            2,406,521
     Other liabilities and accrued
      expenses                           129,875              125,669
        Total liabilities             12,221,644           11,071,163
     Shareholders' equity              1,877,844            1,550,937
        Total liabilities &
         shareholders' equity        $14,099,488          $12,622,100

     Net interest rate spread                     3.96 %               3.81 %
     Effect of noninterest-bearing
      funds                                        .36                  .38
     Net interest margin on earning
      assets                                      4.32 %               4.19 %

      * Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.
     ** Balances reported at amortized cost; excludes pretax unrealized gains
        (losses) on securities available-for-sale.



MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL LOAN INFORMATION BY QUARTER
(In thousands)

                                                3Q 04       2Q 04       1Q 04
    PERIOD-END LOANS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                    $2,791,396  $2,723,066  $2,574,728
    Commercial and Agricultural Real
     Estate Loans                           3,014,104   2,910,749   2,828,810
    Construction and Land Development Loans 1,170,704 1,129,208 1,105,346 1-4 Family Residential Loans
     (Excludes H/E Lines)                   1,496,222   1,468,804   1,387,647
    Consumer Loans  (Excludes H/E Lines)    1,010,748   1,024,012   1,047,511
    Home Equity Lines                         473,089     448,288     425,980
    Lease financing                            58,051      57,983      64,398
      TOTAL LOANS AT END OF PERIOD        $10,014,314  $9,762,110  $9,434,420

    NONPERFORMING LOANS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                       $31,855     $34,002     $37,000
    Commercial and Agricultural Real
     Estate Loans                               2,925       2,197       4,837
    Construction and Land Development Loans        25         155         159
    1-4 Family Residential Loans
     (Excludes H/E Lines)                       2,675       2,518       3,961
    Consumer Loans  (Excludes H/E Lines)          620         265       1,204
    Home Equity Lines                             256          81         109
    Lease financing                               546         670         737
      TOTAL NONPERFORMING LOANS AT END OF
       PERIOD                                 $38,902     $39,888     $48,007

    LOANS PAST DUE 30-89 DAYS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                       $11,984      $4,831     $11,316
    Commercial and Agricultural Real
     Estate Loans                               8,095       6,732       9,173
    Construction and Land Development Loans     1,544       2,844       1,673
    1-4 Family Residential Loans
     (Excludes H/E Lines)                       8,846      12,370      14,368
    Consumer Loans  (Excludes H/E Lines)        5,235       5,324       5,866
    Home Equity Lines                             778         898         534
    Lease financing                                 -         119           -
      TOTAL LOANS PAST DUE 30-89 DAYS         $36,482     $33,118     $42,930

    CHARGE-OFFS BY LOAN TYPE
    Commercial, Industrial and
     Agricultural Loans                          $142        $255        $690
    Commercial and Agricultural Real
     Estate Loans                                  39           -          28
    Construction and Land Development Loans         -           -           -
    1-4 Family Residential Loans
     (Excludes H/E Lines)                         255          28         101
    Consumer Loans  (Excludes H/E Lines)        1,081       1,260       1,110
    Home Equity Lines                               -           -           7
    Lease financing                                 5           -           -
      TOTAL CHARGE-OFFS                        $1,522      $1,543      $1,936

    RECOVERIES BY LOAN TYPE
    Commercial, Industrial and
     Agricultural Loans                        $1,178        $237        $100
    Commercial and Agricultural Real
     Estate Loans                                  25           8          18
    Construction and Land Development Loans         -           -           4
    1-4 Family Residential Loans
     (Excludes H/E Lines)                         167         139          52
    Consumer Loans  (Excludes H/E Lines)          626         602         633
    Home Equity Lines                              94           -           1
    Lease financing                                 -           -           -
      TOTAL RECOVERIES                         $2,090        $986        $808


                                                     4Q 03              3Q 03
    PERIOD-END LOANS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                         $2,577,021         $2,534,519
    Commercial and Agricultural Real
     Estate Loans                                2,738,832          2,610,827
    Construction and Land Development Loans      1,064,021          1,043,522
    1-4 Family Residential Loans
     (Excludes H/E Lines)                        1,335,375          1,299,665
    Consumer Loans  (Excludes H/E Lines)         1,067,360          1,045,428
    Home Equity Lines                              415,500            399,576
    Lease financing                                 74,051             81,545
      TOTAL LOANS AT END OF PERIOD              $9,272,160         $9,015,082

    NONPERFORMING LOANS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                            $36,569            $37,764
    Commercial and Agricultural Real
     Estate Loans                                    7,363              6,330
    Construction and Land Development Loans            651                935
    1-4 Family Residential Loans
     (Excludes H/E Lines)                            3,721              3,589
    Consumer Loans  (Excludes H/E Lines)             1,146                721
    Home Equity Lines                                   78                 97
    Lease financing                                    824              1,565
      TOTAL NONPERFORMING LOANS AT END
       OF PERIOD                                   $50,352            $51,001

    LOANS PAST DUE 30-89 DAYS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                             $9,357             $9,748
    Commercial and Agricultural Real
     Estate Loans                                    6,679              7,400
    Construction and Land Development Loans            745              1,140
    1-4 Family Residential Loans
     (Excludes H/E Lines)                           17,789             13,134
    Consumer Loans  (Excludes H/E Lines)             7,893              8,401
    Home Equity Lines                                  910                884
    Lease financing                                    255                 28
      TOTAL LOANS PAST DUE 30-89 DAYS              $43,628            $40,735

    CHARGE-OFFS BY LOAN TYPE
    Commercial, Industrial and
     Agricultural Loans                             $2,334             $2,087
    Commercial and Agricultural Real
     Estate Loans                                       69                214
    Construction and Land Development Loans             10                160
    1-4 Family Residential Loans
     (Excludes H/E Lines)                              192                  4
    Consumer Loans  (Excludes H/E Lines)             1,507              1,277
    Home Equity Lines                                    -                 10
    Lease financing                                    588                  -
      TOTAL CHARGE-OFFS                             $4,700             $3,752

    RECOVERIES BY LOAN TYPE
    Commercial, Industrial and
     Agricultural Loans                               $322               $298
    Commercial and Agricultural Real
     Estate Loans                                       12                 45
    Construction and Land Development Loans              -                  1
    1-4 Family Residential Loans
     (Excludes H/E Lines)                               14                 72
    Consumer Loans  (Excludes H/E Lines)               590                614
    Home Equity Lines                                    1                  -
    Lease financing                                    311                  5
      TOTAL RECOVERIES                              $1,250             $1,035


MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

                                            3Q 04  2Q 04  1Q 04  4Q 03  3Q 03

    INVESTMENT AND WEALTH MANAGEMENT
      ASSET DATA (End of Period) *                 (Dollars in billions)
    Personal
    Assets with Investment Responsibility $8.3 $8.4 $8.7 $8.7 $7.9 Assets with no Investment
     Responsibility                           3.2    3.2    3.3    3.3    3.1
      Total Personal                         11.5   11.6   12.0   12.0   11.0

    Institutional
    Assets with Investment Responsibility 12.8 12.4 12.5 12.2 11.6 Assets with no Investment
     Responsibility                          21.9   21.6   21.7   21.6   20.0
      Total Institutional                    34.7   34.0   34.2   33.8   31.6

    Mutual Funds Not Included Above           0.3    0.3    0.2    0.2    0.1

    Personal & Institutional Combined
    Assets with Investment Responsibility 21.4 21.1 21.4 21.1 19.6 Assets with no Investment
     Responsibility                          25.1   24.8   25.0   24.9   23.1
      Total Assets Under Administration     $46.5  $45.9  $46.4  $46.0  $42.7

     * Prior period amounts have been restated.


                                               3Q 04       2Q 04       1Q 04
    OTHER INTANGIBLE ASSETS INFORMATION            (Dollars in thousands)
    EOP Deposit Intangibles, Net              $36,234     $37,601     $38,967
    EOP Mortgage Servicing Rights, Net            574         713         510
    EOP Other Intangible Assets, Net           13,583      14,164      14,746
      EOP Total Other Intangible Assets,
       Net                                    $50,391     $52,478     $54,223

    Amortization of Deposit Intangibles        $1,367      $1,367      $1,367
    Amortization of Mortgage Servicing
     Rights                                        91         104          79
    Amortization of Other Intangible
     Assets                                       586         586         586
      Total Amortization of Other
       Intangible Assets                       $2,044      $2,057      $2,032

    PRINCIPAL BALANCE OF LOANS SERVICED
     FOR OTHERS                                  (Dollars in thousands)
    EOP 1-4 Family Residential Mortgages
     (owned)                                  $60,847     $78,984     $87,358
    EOP Commercial Mortgages (owned)        1,848,979   1,921,559   1,911,314
    EOP Commercial Mortgages (not owned)    3,857,472   3,608,780   3,630,224
      EOP Total Principal Balance of
        Loans Serviced For Others          $5,767,298  $5,609,323  $5,628,896


                                                 4Q 03             3Q 03
    OTHER INTANGIBLE ASSETS INFORMATION           (Dollars in thousands)
    EOP Deposit Intangibles, Net                $40,335           $47,877
    EOP Mortgage Servicing Rights, Net              561               390
    EOP Other Intangible Assets, Net             15,327             9,092
      EOP Total Other Intangible Assets,
       Net                                      $56,223           $57,359

    Amortization of Deposit Intangibles          $1,109            $1,172
    Amortization of Mortgage Servicing
     Rights                                          68                98
    Amortization of Other Intangible
     Assets                                         670               418
      Total Amortization of Other
       Intangible Assets                         $1,847            $1,688

    PRINCIPAL BALANCE OF LOANS SERVICED
     FOR OTHERS                                  (Dollars in thousands)
    EOP 1-4 Family Residential Mortgages
     (owned)                                    $95,256          $106,805
    EOP Commercial Mortgages (owned)          1,887,592         1,896,063
    EOP Commercial Mortgages (not owned)      3,695,169         3,659,465
      EOP Total Principal Balance of
        Loans Serviced For Others            $5,678,017        $5,662,333



MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL INFORMATION BY QUARTER
(In thousands, except per share data)

                                         3Q 04         2Q 04         1Q 04
    OPERATING RESULTS
    Net interest income (1)            $138,749      $133,060      $133,674
    Net interest income - taxable
     equivalent (1)                     140,433       134,735       135,399
    Provision for loan losses             2,442         2,353         2,426
    Net income                           56,785        56,313        55,697

    PER COMMON SHARE DATA
    Basic net income                       $.72          $.71          $.70
    Diluted net income                      .71           .71           .69
    Dividends paid                          .35           .35           .33
    Book value at period end              23.85         23.28         23.61
    Market value at period end            47.96         46.82         42.93
    Market range:
     High                                 49.34         47.93         46.01
     Low                                  44.18         40.31         41.50

    AVERAGE  BALANCE SHEET DATA
    Total loans                      $9,825,793    $9,623,884    $9,338,433
    Total earning assets             12,935,612    12,775,183    12,475,851
    Total assets                     14,099,488    13,939,185    13,618,193
    Total deposits                   10,507,716    10,398,257    10,066,645
    Shareholders' equity              1,877,844     1,851,761     1,848,461

    STATISTICS AND RATIOS  (Net
     income annualized)
    Return on average assets               1.60 %        1.62 %        1.64 %
    Return on average equity (2)          12.03         12.23         12.12
    Return on average tangible
     equity (2)                           17.63         18.14         18.01
    Average equity to average assets
     (2)                                  13.32         13.28         13.57
    Average tangible equity to
     average tangible assets (2)           9.67          9.55          9.75
    Net interest rate spread -
     taxable equivalent                    3.96          3.91          4.03
    Net interest margin on earning
     assets - taxable equivalent           4.32          4.24          4.37
    Efficiency ratio (1),(3)              51.20         50.12         50.40
    Operating efficiency ratio
     (1),(3)                              48.96         49.03         49.24
    Dividend payout ratio                 48.61         49.30         47.14

    Bank offices                            229           229           229
    Employees                             3,418         3,508         3,575

    CREDIT QUALITY DATA AT PERIOD
     END
    Net charge-offs / (recoveries)        $(568)         $557        $1,128
    Nonaccrual loans                     38,902        39,888        48,007
    Restructured loans                        -             -             -
    Total nonperforming loans            38,902        39,888        48,007
    Other real estate owned, net            388           402           134
    Total nonperforming assets           39,290        40,290        48,141

    CREDIT QUALITY RATIOS
    Provision for loan losses
     (annualized) as a percent of
     period-end loans                       .10 %         .10 %         .10 %
    Net charge-offs / (recoveries) -
     annualized as a percent of
     period-end loans                      (.02)          .02           .05
    Nonperforming loans as a
     percent of period-end loans            .39           .41           .51
    Allowance for loan losses
     as a percent of period-end
     loans                                 1.61          1.62          1.66
    Allowance for loan losses
     as a percent of nonperforming
     loans                               414.99        397.19        326.28
    Other real estate owned as a
     percent of period-end loans and
     other real estate owned                  -             -             -
    Nonperforming assets as a
     percent of period-end loans and
     other real estate owned                .39           .41           .51
    Nonperforming assets as a
     percent of total assets                .27           .29           .34


                                                      3Q 04     3Q 04
                                                        vs        vs
                            4Q 03         3Q 03       2Q 04     3Q 03
    OPERATING RESULTS
    Net interest income
     (1)                   $133,249      $122,232       4.3 %    13.5 %
    Net interest income
     - taxable
     equivalent (1)         135,130       123,989       4.2      13.3
    Provision for loan
     losses                   3,033         3,005       3.8     (18.7)
    Net income               50,645        47,173       0.8      20.4

    PER COMMON SHARE
     DATA
    Basic net income           $.64          $.64       1.4 %    12.5 %
    Diluted net income          .63           .63        -       12.7
    Dividends paid              .33           .33        -        6.1
    Book value at period end  23.08         22.89       2.4       4.2
    Market value at
     period end               45.58         40.00       2.4      19.9
    Market range:
     High                     45.95         42.49       2.9      16.1
     Low                      39.76         38.91       9.6      13.5

    AVERAGE BALANCE
     SHEET DATA
    Total loans          $9,129,330    $8,331,265       2.1 %    17.9 %
    Total earning assets 12,523,854    11,750,966       1.3      10.1
    Total assets         13,666,099    12,622,100       1.2      11.7
    Total deposits       10,168,699     9,388,714       1.1      11.9
    Shareholders' equity  1,811,742     1,550,937       1.4      21.1

    STATISTICS AND
     RATIOS (Net income
     annualized)
    Return on average
     assets                    1.47 %        1.48 %
    Return on average
     equity (2)               11.09         12.07
    Return on average
     tangible equity (2)      16.49         15.70
    Average equity to
     average assets (2)       13.26         12.29
    Average tangible
     equity to average
     tangible assets (2)       9.51          9.91
    Net interest rate
     spread - taxable
     equivalent                3.93          3.81
    Net interest margin
     on earning assets -
     taxable equivalent        4.28          4.19
    Efficiency ratio
     (1),(3)                  54.47         53.67
    Operating efficiency
     ratio (1),(3)            50.92         51.14
    Dividend payout
     ratio                    51.56         51.56

    Bank offices                227           236         -        (7)
    Employees                 3,565         3,642       (90)     (224)

    CREDIT QUALITY DATA
     AT PERIOD END
    Net charge-offs /
     (recoveries)            $3,450        $2,717    (202.0)%  (120.9)%
    Nonaccrual loans         50,352        51,001      (2.5)    (23.7)
    Restructured loans            -             -         -         -
    Total nonperforming
     loans                   50,352        51,001      (2.5)    (23.7)
    Other real estate
     owned, net                 191           397      (3.5)     (2.3)
    Total nonperforming
     assets                  50,543        51,398      (2.5)    (23.6)

    CREDIT QUALITY
     RATIOS
    Provision for loan
     losses (annualized)
     as a percent of
     period-end loans           .13 %         .13 %
    Net charge-offs /
     (recoveries) -
     annualized
     as a percent of
     period-end loans           .15           .12
    Nonperforming loans
     as a percent of
     period-end loans           .54           .57
    Allowance for loan
     losses as a percent of
     period-end loans          1.68          1.73
    Allowance for loan
     losses as a percent of
     nonperforming loans     308.50        305.39
    Other real estate
     owned as a percent
     of period-end loans
     and other real
     estate owned                 -             -
    Nonperforming assets
     as a percent of
     period-end loans
     and other real
     estate owned               .55           .57
    Nonperforming assets
     as a percent of
     total assets               .37           .37

    (1),(2),(3) See "RECONCILIATION OF NON-GAAP MEASURES" for additional information.


MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
(In thousands, except per share data)

                                               3Q 04      2Q 04      1Q 04
    INTEREST INCOME
    Interest and fees on loans               $138,047   $132,116   $129,060
    Interest and dividends
     on investment securities:
        Taxable interest income                26,048     26,165     27,401
        Tax-exempt interest income                803        820        877
        Dividends                                 236        300        261
        Other investment income                   803       (372)     3,341
                                               27,890     26,913     31,880
    Other interest income                         519        589        175
          Total interest income               166,456    159,618    161,115

    INTEREST EXPENSE
    Interest on deposits                       20,142     19,873     20,767
    Interest on short-term borrowings           1,990      1,480      1,419
    Interest on long-term debt                  5,575      5,205      5,255
          Total interest expense               27,707     26,558     27,441

    NET INTEREST INCOME                       138,749    133,060    133,674
    Provision for loan losses                   2,442      2,353      2,426

    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                 136,307    130,707    131,248

    NONINTEREST INCOME
    Investment and wealth management           22,396     22,936     21,983
    Service charges on deposit accounts        10,637     10,351     10,119
    Mortgage banking related fees               3,063      2,293      2,940
    Investment securities gains and
     (losses)                                      (1)       590        (55)
    Other income                               17,259     15,380     14,898
          Total noninterest income             53,354     51,550     49,885

    NONINTEREST EXPENSES
    Salaries                                   48,696     44,689     44,788
    Employee benefits                          10,557     10,928     12,513
    Net occupancy expense of bank premises      6,128      5,819      6,060
    Furniture and equipment expenses            7,936      7,573      7,364
    Communications and supplies                 4,111      4,195      4,304
    Other expenses                             21,789     20,163     18,357
          Total noninterest expenses           99,217     93,367     93,386

    Income before income taxes                 90,444     88,890     87,747
    Applicable income taxes                    33,659     32,577     32,050

    NET INCOME                                $56,785    $56,313    $55,697

    Weighted average shares outstanding        78,965     79,119     79,725

    Adjusted weighted average shares
     outstanding                               79,611     79,751     80,258

    NET INCOME PER COMMON SHARE:
      Basic                                      $.72       $.71       $.70
      Diluted                                    $.71       $.71       $.69


                                                             3Q 04    3Q 04
                                                               vs      vs
                                          4Q 03     3Q 03    2Q 04    3Q 03
    INTEREST INCOME
    Interest and fees on loans          $129,288  $120,137     4.5 %   14.9 %
    Interest and dividends
     on investment securities:
        Taxable interest income           28,660    27,285    (0.4)    (4.5)
        Tax-exempt interest income           999       783    (2.1)     2.6
        Dividends                            114       212   (21.3)    11.3
        Other investment income            2,578     1,508   315.9    (46.8)
                                          32,351    29,788     3.6     (6.4)
    Other interest income                    630     1,291   (11.9)   (59.8)
          Total interest income          162,269   151,216     4.3     10.1

    INTEREST EXPENSE
    Interest on deposits                  22,298    22,313     1.4     (9.7)
    Interest on short-term borrowings      1,287     1,303    34.5     52.7
    Interest on long-term debt             5,435     5,368     7.1      3.9
          Total interest expense          29,020    28,984     4.3     (4.4)

    NET INTEREST INCOME                  133,249   122,232     4.3     13.5
    Provision for loan losses              3,033     3,005     3.8    (18.7)

    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES            130,216   119,227     4.3     14.3

    NONINTEREST INCOME
    Investment and wealth management      21,483    20,577    (2.4)     8.8
    Service charges on deposit accounts   10,840     9,701     2.8      9.6
    Mortgage banking related fees          2,813     3,403    33.6    (10.0)
    Investment securities gains and
     (losses)                                122      (336) (100.2)    99.7
    Other income                          12,140    12,558    12.2     37.4
          Total noninterest income        47,398    45,903     3.5     16.2

    NONINTEREST EXPENSES
    Salaries                              45,724    43,870     9.0     11.0
    Employee benefits                      8,826    10,144    (3.4)     4.1
    Net occupancy expense of bank
     premises                              7,305     5,136     5.3     19.3
    Furniture and equipment expenses       9,636     8,432     4.8     (5.9)
    Communications and supplies            4,682     3,889    (2.0)     5.7
    Other expenses                        23,255    19,718     8.1     10.5
          Total noninterest expenses      99,428    91,189     6.3      8.8

    Income before income taxes            78,186    73,941     1.7     22.3
    Applicable income taxes               27,541    26,768     3.3     25.7

    NET INCOME                           $50,645   $47,173     0.8     20.4

    Weighted average shares outstanding   79,554    74,253    (0.2)     6.3

    Adjusted weighted average shares
     outstanding                          80,196    74,840    (0.2)     6.4

    NET INCOME PER COMMON SHARE:
      Basic                                 $.64      $.64     1.4     12.5
      Diluted                               $.63      $.63      -      12.7



MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL INFORMATION BY QUARTER
(In thousands)

    Noninterest Income             3Q 04    2Q 04    1Q 04    4Q 03    3Q 03
    Investment and wealth
     management                   $22,396  $22,936  $21,983  $21,483  $20,577
    Service charges on deposit
     accounts                      10,637   10,351   10,119   10,840    9,701
    Mortgage banking related
     fees:
     Commercial                     2,395    1,563    1,920    1,555    1,773
     Residential                      668      730    1,020    1,258    1,630
      Total mortgage banking
       related fees                 3,063    2,293    2,940    2,813    3,403
    Investment securities gains
     and (losses)                      (1)     590      (55)     122     (336)
    Other income:
     Electronic banking fees        5,959    5,951    4,400    4,083    5,133
     Charges and fees on loans      2,647    2,835    2,458    2,602    2,430
     Insurance                      3,218    3,267    3,828    2,670    1,653
     Bank-owned life insurance        798      785      794      576      559
     All other income               4,637    2,542    3,418    2,209    2,783
      Total other income           17,259   15,380   14,898   12,140   12,558
      Total                       $53,354  $51,550  $49,885  $47,398  $45,903

                                                   3Q 04             3Q 04
                                                    vs                 vs
    Noninterest Income                             2Q 04             3Q 03
    Investment and wealth management                (2.4) %            8.8  %
    Service charges on deposit accounts              2.8               9.6
    Mortgage banking related fees:
     Commercial                                     53.2              35.1
     Residential                                    (8.5)            (59.0)
      Total mortgage banking related fees           33.6             (10.0)
    Investment securities gains and (losses)      (100.2)             99.7
    Other income:
     Electronic banking fees                         0.1              16.1
     Charges and fees on loans                      (6.6)              8.9
     Insurance                                      (1.5)             94.7
     Bank-owned life insurance                       1.7              42.8
     All other income                               82.4              66.6
      Total other income                            12.2              37.4
      Total                                          3.5  %           16.2  %


    Noninterest Expenses           3Q 04    2Q 04    1Q 04    4Q 03    3Q 03
    Salaries                      $48,696  $44,689  $44,788  $45,724  $43,870
    Employee benefits              10,557   10,928   12,513    8,826   10,144
    Net occupancy expense of bank
     premises                       6,128    5,819    6,060    7,305    5,136
    Furniture and equipment
     expenses                       7,936    7,573    7,364    9,636    8,432
    Communications and supplies     4,111    4,195    4,304    4,682    3,889
    Other expenses:
     Professional services          7,157    4,996    3,834    7,080    5,380
     Advertising and promotional
      expenses                      1,747    2,135    1,703    3,275    2,168
     Electronic banking expenses 3,001 2,485 1,929 1,791 2,432 Amortization of intangible
      assets                        2,044    2,057    2,032    1,847    1,688
     Outsourcing expenses           1,351    1,227    1,459    1,136    1,049
     All other expenses             6,489    7,263    7,400    8,126    7,001
      Total other expenses         21,789   20,163   18,357   23,255   19,718
      Total                       $99,217  $93,367  $93,386  $99,428  $91,189

                                                   3Q 04              3Q 04
                                                    vs                 vs
    Noninterest Expenses                           2Q 04              3Q 03
    Salaries                                         9.0  %            11.0  %
    Employee benefits                               (3.4)               4.1
    Net occupancy expense of bank premises           5.3               19.3
    Furniture and equipment expenses                 4.8               (5.9)
    Communications and supplies                     (2.0)               5.7
    Other expenses:
     Professional services                          43.3               33.0
     Advertising and promotional expenses          (18.2)             (19.4)
     Electronic banking expenses                    20.8               23.4
     Amortization of intangible assets              (0.6)              21.1
     Outsourcing expenses                           10.1               28.8
     All other expenses                            (10.7)              (7.3)
      Total other expenses                           8.1               10.5
      Total                                          6.3  %             8.8  %



MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
(In thousands)

                                            3Q 04               2Q 04
    Earning assets                     Average  Yield*/     Average  Yield*/
      Loans:                           Balance    Rate      Balance    Rate
        Commercial                    $2,752,242  5.32 %   $2,727,051  5.13 %
        Commercial real estate         2,961,468  5.92      2,871,615  5.83
        Construction                   1,142,921  5.49      1,113,301  5.21
        Residential real estate        1,490,763  5.80      1,437,331  5.91
        Consumer                       1,478,399  5.60      1,474,586  5.81
          Total loans                  9,825,793  5.64      9,623,884  5.57

      Federal funds sold, et al           50,035  4.13         95,504  2.48

      Securities: **
       Taxable securities
        U.S. Treasury and gov.
         agencies                      1,571,102  3.59      1,543,661  3.74
        Mortgage-backed                1,228,539  3.84      1,254,512  3.78
        Other investments                169,264  2.45        159,282  (.17)
       Tax-exempt securities
        States and political
         subdivisions                     90,721  5.82         98,182  5.55
          Total securities             3,059,626  3.70      3,055,637  3.61

      Interest-bearing deposits in
       other banks                           158  1.08            158  1.06
          Total earning assets        12,935,612  5.17     12,775,183  5.08

      Cash and due from banks            296,203              298,440
      Bank premises and equipment,
       net                               141,536              141,757
      Other assets                       886,468              881,921
      Less: allowance for loan
       losses                           (160,331)            (158,116)
                     Total assets    $14,099,488          $13,939,185

    Interest-bearing liabilities
      Deposits:
        Savings                       $1,457,432   .29     $1,434,288   .29
        Checking plus interest         1,291,808   .15      1,302,313   .15
        Money market                   1,556,212   .55      1,564,295   .54
        Time deposits $100,000 and
         over                          1,299,918  1.90      1,315,119  1.82
        Other time deposits            1,918,216  2.12      1,955,632  2.12
          Total interest-bearing
           deposits                    7,523,586  1.07      7,571,647  1.06

      Short-term borrowings              942,789   .84        910,854   .65
      Long-term debt                     641,264  3.46        648,576  3.23
          Total interest-bearing
           funds                       9,107,639  1.21      9,131,077  1.17

      Noninterest-bearing deposits     2,984,130            2,826,610
      Other liabilities and accrued
       expenses                          129,875              129,737
          Total liabilities           12,221,644           12,087,424
      Shareholders' equity             1,877,844            1,851,761
          Total liabilities &
           shareholders' equity      $14,099,488          $13,939,185

      Net interest rate spread                    3.96 %               3.91 %
      Effect of noninterest-bearing
       funds                                       .36                  .33
      Net interest margin on earning
       assets                                     4.32 %               4.24 %

                                           1Q 04                4Q 03
    Earning assets                     Average  Yield*/     Average  Yield*/
      Loans:                           Balance    Rate      Balance    Rate
        Commercial                    $2,632,605  5.14 %   $2,628,283  5.13 %
        Commercial real estate         2,768,779  5.91      2,664,891  6.00
        Construction                   1,103,901  5.18      1,053,049  5.25
        Residential real estate        1,358,975  6.06      1,309,345  6.13
        Consumer                       1,474,173  5.79      1,473,762  5.94
          Total loans                  9,338,433  5.61      9,129,330  5.67

      Federal funds sold, et al           47,791  1.47        215,329  1.15

      Securities: **
       Taxable securities
        U.S. Treasury and gov.
         agencies                      1,560,700  3.89      1,629,554  4.01
        Mortgage-backed                1,277,802  3.87      1,275,875  3.79
        Other investments                146,592  9.90        142,405  7.51
       Tax-exempt securities
        States and political
         subdivisions                    104,375  5.59        117,374  5.59
          Total securities             3,089,469  4.23      3,165,208  4.14

      Interest-bearing deposits in
       other banks                           158  1.09         13,987   .23
          Total earning assets        12,475,851  5.25     12,523,854  5.20

      Cash and due from banks            285,524              298,581
      Bank premises and equipment,
       net                               141,632              139,022
      Other assets                       871,583              861,348
      Less: allowance for loan
       losses                           (156,397)            (156,706)
                     Total assets    $13,618,193          $13,666,099

    Interest-bearing liabilities
      Deposits:
        Savings                       $1,364,181   .29     $1,341,697   .30
        Checking plus interest         1,236,552   .15      1,217,573   .16
        Money market                   1,590,460   .60      1,606,119   .62
        Time deposits $100,000 and
         over                          1,287,695  1.99      1,316,951  2.08
        Other time deposits            1,979,433  2.15      2,038,739  2.21
          Total interest-bearing
           deposits                    7,458,321  1.12      7,521,079  1.18

      Short-term borrowings              919,388   .62        907,914   .56
      Long-term debt                     649,058  3.26        649,516  3.32
          Total interest-bearing
           funds                       9,026,767  1.22      9,078,509  1.27

      Noninterest-bearing deposits     2,608,324            2,647,620
      Other liabilities and accrued
       expenses                          134,641              128,228
          Total liabilities           11,769,732           11,854,357
      Shareholders' equity             1,848,461            1,811,742
          Total liabilities &
           shareholders' equity      $13,618,193          $13,666,099

      Net interest rate spread                    4.03 %               3.93 %
      Effect of noninterest-bearing
       funds                                       .34                  .35
      Net interest margin on earning
       assets                                     4.37 %               4.28 %

                                                              Average
                                                              Balance
                                                           3Q 04    3Q 04
                                                            vs       vs
                                             3Q 03         2Q 04    3Q 03
    Earning assets                      Average  Yield*/
      Loans:                            Balance    Rate
        Commercial                     $2,508,721  5.28 %    0.9 %    9.7 %
        Commercial real estate          2,391,892  6.02      3.1     23.8
        Construction                      969,251  5.34      2.7     17.9
        Residential real estate         1,205,020  6.28      3.7     23.7
        Consumer                        1,256,381  6.18      0.3     17.7
          Total loans                   8,331,265  5.78      2.1     17.9

      Federal funds sold, et al           413,675  1.19    (47.6)   (87.9)

      Securities: **
       Taxable securities
        U.S. Treasury and gov.
         agencies                       1,629,544  4.19      1.8     (3.6)
        Mortgage-backed                 1,150,073  3.48     (2.1)     6.8
        Other investments                 120,093  5.70      6.3     40.9
       Tax-exempt securities
        States and political
         subdivisions                      84,944  6.05     (7.6)     6.8
          Total securities              2,984,654  4.03      0.1      2.5

      Interest-bearing deposits in
       other banks                         21,372   .85       -     (99.3)
          Total earning assets         11,750,966  5.16      1.3     10.1

      Cash and due from banks             295,289           (0.7)     0.3
      Bank premises and equipment,
       net                                124,275           (0.2)    13.9
      Other assets                        602,614            0.5     47.1
      Less: allowance for loan losses    (151,044)           1.4      6.1
                     Total assets     $12,622,100            1.2     11.7

    Interest-bearing liabilities
      Deposits:
        Savings                        $1,218,813   .30      1.6     19.6
        Checking plus interest          1,119,989   .16     (0.8)    15.3
        Money market                    1,431,262   .61     (0.5)     8.7
        Time deposits $100,000 and
         over                           1,270,016  2.20     (1.2)     2.4
        Other time deposits             1,942,113  2.39     (1.9)    (1.2)
          Total interest-bearing
           deposits                     6,982,193  1.27     (0.6)     7.8

      Short-term borrowings               944,979   .55      3.5     (0.2)
      Long-term debt                      611,801  3.48     (1.1)     4.8
          Total interest-bearing
           funds                        8,538,973  1.35     (0.3)     6.7

      Noninterest-bearing deposits      2,406,521            5.6     24.0
      Other liabilities and accrued
       expenses                           125,669            0.1      3.3
          Total liabilities            11,071,163            1.1     10.4
      Shareholders' equity              1,550,937            1.4     21.1
          Total liabilities &
           shareholders' equity       $12,622,100            1.2     11.7

      Net interest rate spread                     3.81 %
      Effect of noninterest-bearing
       funds                                        .38
      Net interest margin on earning
       assets                                      4.19 %

      * Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.
     ** Balances reported at amortized cost; excludes pretax unrealized gains
        (losses) on securities available-for-sale.


MERCANTILE BANKSHARES CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share data)

                                             YTD         YTD
                                            2004        2003        3Q 04

    (1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and nontaxable investments.

      Net interest income (GAAP basis)     $405,483    $346,081    $138,749
      Taxable-equivalent adjustment           5,084       4,879       1,684
      Net interest income - taxable
       equivalent                          $410,567    $350,960    $140,433


    (2) Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of the Company. This is consistent with the treatment by the bank regulatory agencies which exclude goodwill and other intangible assets from their calculation of risk-based capital ratios.

      Return on average equity (GAAP
       basis)                                 12.13 %     14.05 %     12.03 %
      Impact of excluding average
       intangible assets and amortization      5.81        2.52        5.60
      Return on average tangible equity       17.94 %     16.57 %     17.63 %

      Average equity to average assets
       (GAAP basis)                           13.38 %     12.20 %     13.32 %
      Impact of excluding average
       intangible assets and amortization     (3.73)      (1.54)      (3.65)
      Average tangible equity to average
       tangible assets                         9.65 %     10.66 %      9.67 %


    (3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on an FTE basis and noninterest income. When computing the cash operating efficiency ratio, management excludes the amortization of intangible assets, restructuring charges, merger-related expenses, gains on building sales and gains and losses from sales of investment securities in order to assess the core operating results of the Company and because of the uncertainty as to timing and amount of gain or loss to be recognized.

      Efficiency ratio (GAAP basis)           50.58 %     49.57 %     51.20 %
      Impact of excluding:  Securities
       gains and (losses)                      0.05        0.51         -
         Gains on building sales               0.14        0.03        0.20
         Amortization of deposit
          intangibles                         (0.72)      (0.40)      (0.71)
         Amortization of other intangibles    (0.36)      (0.25)      (0.35)
         Restructuring charges                (0.55)        -         (1.38)
         Merger-related expenses              (0.07)      (0.48)        -
      Cash operating efficiency ratio         49.07 %     48.98 %     48.96 %


    (4) Bankshares presents cash operating earnings and diluted cash operating earnings per share in order to assess the core operating results of the Company.

      Net income (GAAP basis)              $168,795    $146,169     $56,785
        Less: Securities (gains) and
               losses, net of tax              (323)     (4,240)          1
              Gains on building sales          (979)       (138)       (442)
        Plus:  Amortization of deposit
                intangibles, net of tax       2,478       1,151         826
                  Amortization of other
                   intangibles, net of tax    1,228         721         409
                  Restructuring charges,
                   net of tax                 1,861         -         1,610
                  Merger-related expenses,
                   net of tax                   248       1,998         -
      Cash operating earnings              $173,308    $145,661     $59,189

      Diluted net income per share (GAAP
       basis)                                 $2.11       $2.05       $0.71
        Less: Securities (gains) and
               losses, net of tax                 -         (0.06)        -
              Gains on building sales         (0.01)        -         (0.01)
        Plus: Amortization of deposit
               intangibles, net of tax         0.03        0.02        0.01
              Amortization of other
               intangibles, net of tax         0.02        0.01        0.01
              Restructuring charges,
               net of tax                      0.02         -          0.02
              Merger-related expenses,
               net of tax                         -        0.03         -
      Diluted cash operating earnings per
       share                                  $2.17       $2.05       $0.74



                                  2Q 04       1Q 04       4Q 03       3Q 03

    (1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and nontaxable investments.

     Net interest income (GAAP
      basis)                     $133,060    $133,674    $133,249    $122,232
     Taxable-equivalent
      adjustment                    1,675       1,725       1,881       1,757
     Net interest income -
      taxable equivalent         $134,735    $135,399    $135,130    $123,989


    (2) Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of the Company. This is consistent with the treatment by the bank regulatory agencies which exclude goodwill and other intangible assets from their calculation of risk-based capital ratios.

     Return on average equity
      (GAAP basis)                  12.23 %     12.12 %     11.09 %     12.07
     Impact of excluding average
      intangible assets and
      amortization                   5.91        5.89        5.40        3.63
     Return on average tangible
      equity                        18.14 %     18.01 %     16.49 %     15.70

     Average equity to average
      assets (GAAP basis)           13.28 %     13.57 %     13.26 %     12.29
     Impact of excluding average
      intangible assets and
      amortization                  (3.73)      (3.82)      (3.75)      (2.38)
     Average tangible equity to
      average tangible assets        9.55 %      9.75 %      9.51 %      9.91


    (3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on an FTE basis and noninterest income. When computing the cash operating efficiency ratio, management excludes the amortization of intangible assets, restructuring charges, merger-related expenses, gains on building sales and gains and losses from sales of investment securities in order to assess the core operating results of the Company and because of the uncertainty as to timing and amount of gain or loss to be recognized.

     Efficiency ratio (GAAP
      basis)                        50.12 %     50.40 %     54.47 %     53.67
     Impact of excluding:
      Securities gains and
      (losses)                       0.16       (0.01)       0.04       (0.10)
      Gains on building sales        0.08        0.17         -           -
      Amortization of deposit
       intangibles                  (0.73)      (0.74)      (0.60)      (0.69)
      Amortization of other
       intangibles                  (0.37)      (0.36)      (0.40)      (0.30)
      Restructuring charges         (0.23)        -           -           -
      Merger-related expenses         -         (0.22)      (2.59)      (1.44)
     Cash operating efficiency
      ratio                         49.03 %     49.24 %     50.92 %     51.14


    (4) Bankshares presents cash operating earnings and diluted cash operating earnings per share in order to assess the core operating results of the Company.

     Net income (GAAP basis)      $56,313     $55,697     $50,645     $47,173
      Less:     Securities (gains)
                 and losses, net
                 of tax              (357)         33         (74)        203
                Gains on
                 building sales      (144)       (394)        -           -
      Plus:     Amortization of
                 deposit intangibles,
                 net of tax           826         826         670         708
                Amortization of
                 other
                 intangibles,
                 net of tax           417         402         446         311
                Restructuring
                 charges, net of
                 tax                  251         -           -           -
                Merger-related
                 expenses, net
                 of tax               -           248       2,847       1,481
     Cash operating earnings      $57,306     $56,812     $54,534     $49,876

     Diluted net income per
      share (GAAP basis)            $0.71       $0.69       $0.63       $0.63
      Less:     Securities (gains)
                 and losses, net
                 of tax               -           -           -           -
                Gains on
                 building sales       -           -           -           -
      Plus:     Amortization of
                 deposit intangibles,
                 net of tax          0.01        0.01        0.01        0.01
                Amortization of
                 other
                 intangibles,
                 net of tax           -          0.01        0.01        0.01
                Restructuring
                 charges, net of
                 tax                  -           -           -           -
                Merger-related
                 expenses, net
                 of tax               -           -          0.04        0.02
     Diluted cash operating
      earnings per share            $0.72       $0.71       $0.69       $0.67

SOURCE  Mercantile Bankshares Corporation
    -0-                             10/19/2004
    /CONTACT: David E. Borowy, Investor Relations, Mercantile Bankshares, +1-410-347-8361, David.Borowy@Mercantile.net/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.mercantile.com/
    (MRBK)